Exhibit 99.2

Robert C. Moest, Of Counsel, SBN 62166

THE BROWN LAW FIRM, P.C.

2530 Wilshire Boulevard, Second Floor

Santa Monica, CA 90403

Telephone: (310) 915-6628

Facsimile: (310) 915-9897

Email: RMoest@aol.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

IN RE MAISON SOLUTIONS INC. DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Case No. 2:24-cv-02897-SPG-KS The Hon. Sherilyn Peace Garnett

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF
STOCKHOLDER DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF MAISON SOLUTIONS INC. (“MAISON” OR THE “COMPANY”) COMMON STOCK AS OF FEBRUARY 27, 2026.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, CURRENT MAISON STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”). The purpose of this Notice is to inform you of:

●	the existence of the above-captioned consolidated stockholder derivative action pending in the United States District Court for the Central District of California (the “Court”) captioned In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (the “Action”),

●	the proposed settlement between Plaintiffs and Defendants (together, “Parties”) reached in the Action (the “Settlement”),

●	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Action with prejudice,

●	Plaintiffs’ Counsel’s application to the Court for the Fee and Expense Amount to be paid by Maison’s insurer(s), and

●	Plaintiffs’ Counsel’s application to the Court for the Service Awards in the amount of $3,000 to each of the two Plaintiffs.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Action and of your rights in connection with the proposed Settlement.

Summary

On February 27, 2026, Defendants entered into the Stipulation to resolve the Action, which Stipulation was filed in the Court. The Action was prosecuted derivatively on behalf of Nominal Defendant Maison against certain current and former directors and officers of the Company. The Stipulation, and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, relinquish, waive, and settle the Released Claims and to result in the complete dismissal of the Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt and maintain certain corporate governance reforms and procedures (the “Reforms”), as outlined in Exhibit A to the Stipulation.

In recognition of the substantial benefits conferred upon Maison as a direct result of the Reforms achieved through the prosecution and Settlement of the Action, and subject to Court approval, the Parties agreed, after accepting a proposal by a nationally reputed mediator, Jed Melnick of JAMS ADR, on February 24, 2026 that Maison’s insurer(s) shall pay to Plaintiffs’ Counsel attorneys’ fees and expenses in the amount of four hundred thousand dollars ($400,000.00) (the “Fee and Expense Amount”). Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Plaintiffs in an amount of up to three thousand dollars ($3,000.00) each (the “Service Awards”), to be paid out of the Fee and Expense Amount.

This notice is a summary only and does not describe all of the details of the Stipulation and its exhibits. For full details of the matters discussed in this summary, please see the full Stipulation and its exhibits posted on the Investor Relations page of the Company’s website, https://investors.maisonsolutionsinc.com/additional-documents, contact Plaintiffs’ Counsel as set forth below, or inspect the full Stipulation and its exhibits filed with the Clerk of the Court.

What is the Lawsuit About?

The Action is brought derivatively on behalf of nominal defendant Maison and alleges that, inter alia, between October 5, 2023 and December 15, 2023, at least, the Individual Defendants participated in and/or caused Maison to participate in an ongoing immigration fraud scheme and made and/or caused Maison to make false and misleading statements in Maison’s initial public offering (“IPO”)-related U.S. Securities and Exchange Commission (“SEC”) filings regarding this misconduct, related-party transactions, and pending lawsuits involving the Company. The Action alleges that, as a result of the foregoing, the Company experienced reputational and financial harm.

Why is there a Settlement of the Action?

The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Parties agree, and the Company determined, that the Reforms that the Company will adopt, implement, and maintain as part of the Settlement provide substantial benefits to Maison and its stockholders.

Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Plaintiffs in the Action. Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.

The Settlement Hearing, and Your Right to Object to the Settlement

On April 23, 2026, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be provided to current Maison stockholders who owned Maison stock as of February 27, 2026 (“Current Maison Stockholders”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on August 12, 2026 at 1:30 p.m. before the Honorable Sherilyn Peace Garnett at the United States District Court for the Central District of California, First Street U.S. Courthouse, 350 W. 1st Street, Los Angeles, California 90012 to, among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a final judgment should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons (as defined in the Stipulation); (iv) determine whether the Court should approve the agreed-to Fee and Expense Amount (as defined in the Stipulation); (v) determine whether the Court should approve the Service Awards (as defined in the Stipulation) to the two Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the Action will be dismissed with prejudice.

The Court may, in its discretion, decide to hold the Settlement Hearing telephonically or by videoconference and/or to change the date and/or time of the Settlement Hearing without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or the Investor Relations page of the Company’s website, https://investors.maisonsolutionsinc.com/additional-documents, for any change in the format, date, or time of the Settlement Hearing.

Any Current Maison Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed Fee and Expense Amount or Service Awards, may file with the Court a written objection. An objector must, at least twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (i) a written notice of objection with the case name and number (In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (C.D. Cal.)); (ii) the Person’s name, legal address, and telephone number; (iii) notice of whether such Person intends to appear at the Settlement Hearing and the reasons such Person desires to appear and be heard, and whether such Person is represented by counsel and if so, contact information for counsel; (iv) competent evidence that such Person held shares of Maison common stock as of the date of the Stipulation and continues to hold such stock as of the date the objection is made, including the date(s) such shares were acquired; (v) a statement of objections to any matters before the Court, the grounds therefor, as well as all documents or writings such Person desires the Court to consider; and (vi) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their expected testimony. Any objector who does not timely file and serve an objection in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and from objecting at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN JULY 22, 2026. The Clerk’s address is:

Clerk of the Court

United States District Court for the Central District of California

First Street Courthouse

350 W. 1st Street

Los Angeles, California 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN JULY 22, 2026. Counsel’s addresses are:

Counsel for Plaintiffs:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Counsel for Defendants:

KING & SPALDING LLP

Mark A. Kirsch

1290 Avenue of the Americas, 14th Floor

New York, NY 10104

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Maison stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Maison Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in the Action, and from pursuing any of the Released Claims.

CURRENT MAISON STOCKHOLDERS AS OF FEBRUARY 27, 2026 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Maison Stockholders, derivatively on behalf of Maison, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any derivative action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Action, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at the investor relations page of the Company’s website, https://investors.maisonsolutionsinc.com/additional-documents.

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You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.